                                  May 30, 1996



Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 450
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in aggregate amount of its common shares of beneficial interest, $.01 par value per share ("Common Shares") and one or more series of its (i) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares") and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Preferred Shares and Common Shares, the "Securities") (SEC File No. 33-96792) all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with (i) the proposed public offering of up to an aggregate of 76,390 Common Shares as described in a Prospectus Supplement dated May 21, 1996 (the "Employee Shares") and (ii) the proposed public offering of up to an aggregate of 1,265,000 Common Shares as described in a Prospectus Supplement dated May 29, 1996 (the "Merrill Shares" and, together with the Employee Shares, the "Shares"). This opinion letter is furnished to you at your request to enable the Company to continue to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Trustees
Equity Residential Properties Trust
May 30, 1996
Page 2

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on September 8, 1995 relating to the filing of the Registration Statement and related matters, and May 10, 1996, and by the Pricing Committee of the Board of Trustees on May 21, 1996 and May 24, 1996, relating to the offering of the Employee Shares and the Merrill Shares, respectively, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Executed copies of the Purchase Agreement, dated November 1, 1995, among the Company, ERP Operating Limited Partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and with respect to the Merrill Shares, the Terms Agreement, dated May 24, 1996, among the Company, ERP Operating Limited Partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriting Agreement").

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, following issuance of the Employee Shares and following issuance of the Merrill Shares pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Trustees and the
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Board of Trustees
Equity Residential Properties Trust
May 30, 1996
Page 3

Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                   Very truly yours,


                                   ROSENBERG & LIEBENTRITT, P.C.


                                   By:  /s/ Ruth Pinkham Haring
                                        -----------------------
                                        Vice President

                                                                       EXHIBIT A
                                                                       ---------



                                  May 30, 1996



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (file no. 33-96792) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with (i) the proposed public offering of up to an aggregate of 76,390 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") as described in a Prospectus Supplement dated May 21, 1996 (the "Employee Shares") and (ii) the proposed public offering of up to an aggregate of 1,265,000 Common Shares as described in a Prospectus Supplement dated May 29, 1996 (the "Merrill Shares" and, together with the Employee Shares, the "Shares"). This opinion letter is furnished to you at your request to enable the Company to continue to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on May 20, 1996 and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Rosenberg & Liebentritt, P.C.
May 30, 1996
Page 2

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on September 8, 1995 relating to the filing of the Registration Statement and related matters, and May 10, 1996, and by the Pricing Committee of the Board of Trustees on May 21, 1996 and May 24, 1996, relating to the offering of the Employee Shares and the Merrill Shares, respectively, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Executed copies of the Purchase Agreement dated November 1, 1995 and the Terms Agreement dated May 24, 1996, among the Company, ERP Operating Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriting Agreement").

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Employee Shares and following the issuance of the Merrill Shares pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Trustees and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Rosenberg & Liebentritt, P.C.
May 30, 1996
Page 3

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.